EXHIBIT 99.1

BK Technologies Announces Third Quarter 2022 Results

-    Achieves Record Third Quarter Bookings of $28M

WEST MELBOURNE, FL November 3, 2022 / BK Technologies Corporation (NYSE American: BKTI) (the “Company” or “BK Technologies”) today announced financial and operating results for the third quarter and nine months ended September 30, 2022. The Company will host a conference call today, November 3, 2022, at 9:00 a.m. Eastern Time.

Third Quarter 2022 Financial and Operational Update

•	$12 million in revenue with record bookings of $28 million in the quarter driven by solid demand for BKR 5000

•	Continued strong interest in BKR 5000 contributed to total backlog of $42 million at September 30, 2022

•	Radio production improved, however shipment activity was adversely impacted by transportation delays caused by Hurricane Ian

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Q3 gross margins improved from Q2 2022 as supply chain improvements materialized and elevated material costs experienced earlier this year started to return to more historical prices, the Company believes margins will continue to improve and reach historical levels by December 2022

•	BKR 9000 development is on track and expected to launch during Q4 2022

“We continue to see strong demand for our BKR 5000 product line of radios and accessories, which resulted in our third consecutive quarter of record booking activity,” commented John Suzuki, CEO of BK Technologies.  “With the addition of the second BKR 5000 production line and easing of supply chain constraints, radio production began increasing in September.  At the end of September, Hurricane Ian directly hit our home state of Florida, and while we’re grateful that our employees and operations came through the storm intact, our shipment capabilities were significantly limited for several days, thereby pushing approximately $1.5 million in revenue into the first two weeks of October.”

“As we move through the close of 2022, radio production rates continue to increase and we believe we are strongly positioned to convert a meaningful portion of our backlog orders and drive continued sequential improved margins.”

“Notably, shortly after the close of the quarter, our SaaS business unit launched our first public safety service, InteropONE, the only Push-To-Talk Over Cellular (PTToC) service that enables on-demand group  communications for any smartphone user.  As PTToC solutions have become more sophisticated and operate on a variety of platforms, interoperability between different technologies and service providers has become a big challenge, especially for the public safety community.  Our InteropONE offering provides a practical solution by enabling on-demand group communications between first responders who arrive at events from different emergency agencies. We believe InteropONE is a game-changing, scalable smartphone application which provides a tremendous opportunity to address a broader market audience within the public safety communications market and will serve as a blueprint for our development of additional SaaS services.”

Kyle Cerminara, Chairman of the Board of Directors of BK Technologies and CEO of Fundamental Global   stated, “Our record $42 million backlog is a dramatic increase from $13 million at the close of 2021.  This backlog, when combined with future orders for our well-received BKR product line, positions us for strong growth and enhanced profitability in the fourth quarter and 2023.  Supply chain concerns have eased significantly giving us confidence in our ability to convert backlog into revenue and convert inventory into cash at an attractive gross margin.”

Third Quarter 2022 Financial Review

Revenue decreased 6% to $11.9 million, compared with $12.6 million for the third quarter of last year.  Gross profit margin was 19% compared to 33% for the same quarter of last year.  The lower gross margins generally reflect cost increases in material and freight costs related to supply chain constraints.

Selling, General & Administrative expenses totaled $4.6 million, compared with $4.5 million for the third quarter of last year.

Operating loss totaled ($2.4 million) compared with operating loss of ($370,000) for the third quarter of last year.

BK Technologies recorded a net loss of ($2.4 million) or ($0.14) per basic and diluted share, compared with a net loss of ($2.6 million) or ($0.15) per basic and diluted share, for the third quarter of last year. In the third quarter of 2022, the Company recognized a net realized and unrealized gain of $76,000 on its investments, compared with an unrealized loss of ($2.2 million) in the same quarter of last year.

First Nine Months 2022 Financial Review

Revenue decreased 6% to $30.6 million, compared with $32.5 million for the first nine months of last year. Gross profit margin was 18% compared to 36% for the first nine months of last year.  The lower gross margins generally reflect cost increases in material and freight and lower production volumes in the first quarter of 2022.

Selling, General & Administrative expenses totaled $15.0 million, compared with $13.0 million for the first nine months of 2021.

Operating loss totaled ($9.5 million) compared with operating loss of ($1.4 million) for the first nine months of last year.

BK Technologies recorded a net loss of ($10.7 million) or ($0.63) per basic and diluted share, compared with a net loss of ($1.4 million) or ($0.10) per basic and diluted share for the first nine months of last year. In the first nine months of 2022, the Company recognized a net realized and unrealized loss of ($1.0 million) on its investments, compared with an unrealized gain of $0.3 million in the first nine months of last year.

Working capital totaled approximately $14.6 million, of which approximately $9.4 million was comprised of cash, cash equivalents, and trade receivables. This compares with the working capital at year-end of 2021 of approximately $25.2 million, of which $18.8 million was comprised of cash, cash equivalents, and trade receivables.

Conference Call and Webcast

BK Technologies will host a conference call and webcast for investors today, November 3, 2022, at 9:00 a.m. Eastern Time.

Stockholders and interested parties may participate in the conference call by dialing (877) 545-0320 and international participants should dial (973) 528-0002 and use access code: 115505.  The call and the accompanying slide deck will also be webcast at:

https://www.webcaster4.com/Webcast/Page/2208/46861

The conference call and slide deck may also be accessed via the Events page of the Company’s website at  www.bktechnologies.com.  Please allow extra time prior to the call to visit the site.

An online archive of the webcast will be available on the Company’s web site for thirty (30) days following the call at www.bktechnologies.com.  A replay of the conference call will be available one hour after completion of the call until November 10, 2022 by dialing (877) 481-4010 and international participants should dial (919) 882-2331. All callers must use passcode 46861 to access the replay.

About BK Technologies

BK Technologies Corporation manufactures high-specification, American-made communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies SaaS business focuses on new, innovative public safety smartphone services that will make the first responders safer or more productive.   BK Technologies is honored to serve these heroes when every moment counts. The Company’s common stock trades on the NYSE American market under the symbol “BKTI”. Maintaining its headquarters and primary manufacturing facility in West Melbourne, Florida, BK Technologies can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance, and financial condition, including, but not limited to, statements regarding the expected timing for the launch of the BKR 9000 and the Company’s long-term strategic plan, and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors and risks, some of which have been, and may further be, exacerbated by the COVID-19 pandemic and geopolitical events, include, among others, the following: changes or advances in technology; the success of our land mobile radio product line; disruption in the global supply chain creating delays, unavailability and adverse conditions; successful introduction of new products and technologies, including our ability to successfully develop and sell our anticipated new multiband product and other related products in the planned new BKR Series product line and our announced SaaS solutions; competition in the land mobile radio industry; general economic and business conditions, including higher inflation and its impacts, federal, state and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government, the ongoing effects of the COVID-19 pandemic and the ongoing war in Ukraine, including the imposition of additional sanctions and export controls, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and to consummate, acquisition, disposition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; impact of the COVID-19 pandemic or the ongoing war in Ukraine on the companies in which the Company holds investments; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; impact of rising health care costs; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies, as well as any further impact resulting from the COVID-19 pandemic or the ongoing war in Ukraine; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results and stock price; acts of war or terrorism, natural disasters and other catastrophic events, such as severe weather events, the COVID-19 pandemic and geopolitical events; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; risks related to being a holding company; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statement.

Company Contact:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

bktechnologies@imsinvestorrelations.com

(203) 972-9200

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(Financial Tables to Follow)

BK TECHNOLOGIES CORPORATION

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Sales, net	$11,917	$12,626	$30,612	$32,526
Expenses
Cost of products	9,676	8,488	25,175	20,914
Selling, general and administrative	4,632	4,508	14,952	13,034
Total operating expenses	14,308	12,996	40,127	33,948

Operating loss	(2,391)	(370)	(9,515)	(1,422)

Other (expense) income:
Net interest expense	(30)	(19)	(70)	(37)
Loss on disposal of property, plant and equipment	—	(6)	—	(6)
Gain (loss) on investments	76	(2,157)	(1,021)	310
Other expense	(57)	(14)	(66)	(59)
Total other (expense) income	(11)	(2,196)	(1,157)	208

Loss before income taxes	(2,402)	(2,566)	(10,672)	(1,214)

Provision for income tax	—	—	—	(184)

Net loss	$(2,402)	$(2,566)	$(10,672)	$(1,398)

Net loss per share-basic:	$(0.14)	$(0.15)	$(0.63)	$(0.10)
Net loss per share-diluted:	$(0.14)	$(0.15)	$(0.63)	$(0.10)
Weighted average shares outstanding-basic	16,950,486	16,795,356	16,889,554	14,307,847
Weighted average shares outstanding-diluted	16,950,486	16,795,356	16,889,554	14,307,847

BK TECHNOLOGIES CORPORATION

Condensed Consolidated Balance Sheets

(In thousands, except share data) (Unaudited)

	September 30, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$4,034	$10,580
Trade accounts receivable, net	5,379	8,229
Inventories, net	26,332	16,978
Prepaid expenses and other current assets	1,711	1,634
Total current assets	37,456	37,421

Property, plant and equipment, net	4,454	4,556
Right-of-use (ROU) asset	2,095	2,399
Investments	773	1,795
Deferred tax assets, net	4,116	4,116
Other assets	144	98
Total assets	$49,038	$50,385

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$13,257	$5,883
Accrued compensation and related taxes	1,461	1,099
Accrued warranty expense	587	533
Accrued other expenses and other current liabilities	772	938
Dividends payable	510	505
Short-term lease liability	476	447
Credit facility	4,458	1,470
Notes payable-current portion	274	267
Deferred revenue	1,029	1,045
Total current liabilities	22,824	12,187

Notes payable, net of current portion	400	605
Long-term lease liability	1,909	2,269
Deferred revenue	2,912	2,706
Total liabilities	28,045	17,767
Commitments and contingencies
Stockholders’ equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares; none issued or outstanding	—	—
Common stock; $.60 par value; 50,000,000 authorized shares; 18,434,697 and 18,298,999 issued and 16,984,297 and 16,848,599 outstanding shares at September 30, 2022, and December 31, 2021, respectively	11,061	10,979
Additional paid-in capital	36,352	35,862
Accumulated deficit	(21,018)	(8,821)
Treasury stock, at cost, 1,450,400 shares at September 30, 2022, and December 31, 2021, respectively	(5,402)	(5,402)
Total stockholders’ equity	20,993	32,618
Total liabilities and stockholders’ equity	$49,038	$50,385